UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2017, CommScope Holding Company, Inc. (the “Company”) entered into that certain Amendment Agreement (the “Amendment”) to the Credit Agreement, dated as of January 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment refinanced $1,096,250,000 of Tranche 5 term loan debt due in 2022. The interest rate margin applicable to such refinanced loans is, at the Company’s option, either (1) the base rate (which is the highest of the then-current Federal Funds rate plus 0.50%, the prime rate most recently announced by JPMorgan Chase Bank, N.A., the administrative agent under the Credit Agreement, and the one-month Eurodollar rate (taking into account the Eurodollar rate floor, if any, plus 1.00%)) plus a margin of 1.00% or (2) one-, two-, three- or six-month LIBOR or, if available from all lenders, 12-month LIBOR (selected at the Company’s option) plus a margin of 2.00%. The Tranche 5 term loan debt previously had a margin of 1.50% for base rate borrowings and 2.50% for LIBOR borrowings. The Amendment also reduced the 1.75% base rate floor applicable to the Tranche 5 term loan debt to 1.00% and the 0.75% LIBOR floor to 0.00%.

The Amendment also provided for changes to the Credit Agreement to reflect the Company’s current debt capital structure. All other terms of the Credit Agreement remain materially unchanged.

This summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment Agreement, dated as of May 31, 2017, to the Credit Agreement, dated as of January 11, 2011, among CommScope, Inc., as the Borrower, CommScope Holding Company, Inc., as Holdings, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and the other agents and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.
Date: May 31, 2017
	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment Agreement, dated as of May 31, 2017, to the Credit Agreement, dated as of January 11, 2011, among CommScope, Inc., as the Borrower, CommScope Holding Company, Inc., as Holdings, the several banks and other financial institutions or entities from time to time parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and the other agents and arrangers party thereto.